PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED DECEMBER 20, 1996)

                                  $35,000,000
                          SIERRA PACIFIC POWER COMPANY

                   COLLATERALIZED MEDIUM-TERM NOTES, SERIES D
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE
                               ------------------

THE COMPANY:  Sierra Pacific Power Company

TERMS: We plan to offer and sell Notes with various terms, including the following:

- Ranking as senior indebtedness of the Company and secured by one or more first mortgage bonds issued by the Company

- Stated maturities of 9 months or more from date of issue

- Redemption, if applicable, whether mandatory or at the option of the Company

- Payments in U.S. dollars

- Minimum denominations of $10,000 and integral multiples of $1,000 in excess thereof

- Book entry (through The Depository Trust Company), except in certain limited circumstances

- Interest payments on each February 1 and August 1

- Interest at fixed rates, or no interest at all.

The final terms for each Note, which may be different from the terms described in this prospectus supplement, will be specified in the applicable pricing supplement. In the event that the Company issues or sells other Debt Securities described in the accompanying prospectus, the amount of Notes offered hereby is subject to reduction as a result of such sales.

    INVESTING IN THE NOTES INVOLVES CERTAIN RISKS. SEE "RISK FACTORS" ON PAGE
S-2.

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

    We may sell Notes to the Agents as principal for resale at varying or fixed offering prices or through the Agents as agent using their reasonable efforts on our behalf. If we sell all of the Notes, we expect to receive proceeds therefrom of between $34,956,250 and $34,737,500, after paying the Agents' discounts and commissions of between $43,750 and $262,500, depending on the stated maturity of the Notes. We may also sell Notes without the assistance of the Agents (whether acting as principal or as agent).

                            ------------------------

MERRILL LYNCH & CO.                                    A.G. EDWARDS & SONS, INC.
                                ---------------

          The date of this prospectus supplement is December 7, 1998.

                               TABLE OF CONTENTS
                             PROSPECTUS SUPPLEMENT

RISK FACTORS..........................................        S-3
WHERE YOU CAN FIND MORE INFORMATION...................        S-4
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING
  STATEMENTS..........................................        S-5
RECENT DEVELOPMENTS...................................        S-6
RATIOS OF EARNINGS TO FIXED CHARGES...................        S-8
DESCRIPTION OF NOTES..................................        S-9
CERTAIN UNITED STATES FEDERAL INCOME
TAX CONSEQUENCES......................................       S-15
SUPPLEMENTAL PLAN OF DISTRIBUTIONS....................       S-18
VALIDITY OF NOTES.....................................       S-19

                           PROSPECTUS
Available Information.................................          2
Incorporation of Certain Documents by Reference.......          2
The Company...........................................          3
Application of Proceeds...............................          3
Ratio of Earnings to Fixed Charges....................          3
Description of Debt Securities........................          4
Description of Mortgage Bonds.........................         12
Certain United States Federal Income Tax
  Consequences........................................         14
Plan of Distribution..................................         17
Experts...............................................         18
Additional Information................................         18
Legal Opinions........................................         19

                                  RISK FACTORS

    Your investment in the Notes will include certain risks. In consultation with your own financial and legal advisers, you should carefully consider, among other matters, the following discussion of risks before deciding whether an investment in the Notes is suitable for you.

STRUCTURE RISKS

    REDEMPTION

    If your Notes are redeemable at our option or are otherwise subject to mandatory redemption, we may (in the case of optional redemption) or must (in the case of mandatory redemption) redeem such Notes at times when prevailing interest rates may be relatively low. Accordingly, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as that of the Notes.

    UNCERTAIN TRADING MARKETS

    We cannot assure you that a trading market for your Notes will ever develop or be maintained. Many factors independent of our creditworthiness affect the trading market. These factors include:

    - method of calculating the principal, premium and interest in respect of the Notes,

    - time remaining to the maturity of the Notes,

    - outstanding amount of the Notes,

    - redemption features of the Notes, and

    - level, direction and volatility of market interest rates generally.

    In addition, certain Notes have a more limited trading market and experience more price volatility because they were designed for specific investment objectives or strategies. There may be a limited number of buyers when you decide to sell such Notes. This may affect the price you receive for such Notes or your ability to sell such Notes at all. You should not purchase Notes unless you understand and know you can bear the foregoing investment risks.

CREDIT RATINGS

    The credit ratings of our medium-term note program may not reflect the potential impact of all risks related to structure and other factors on the value of your Notes. In addition, real or anticipated changes in our credit ratings will generally affect the market value of your Notes.

                      WHERE YOU CAN FIND MORE INFORMATION

    We file annual, quarterly and current reports, proxy and information statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov.

    The SEC allows us to "incorporate by reference" the information we file with them, which means we can disclose information to you by referring you to those documents. Information incorporated by reference is part of this prospectus supplement. Later information filed with the SEC updates and supersedes this prospectus supplement.

    We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until this offering is completed:

    - Annual Report on Form 10-K of the Company for the year ended December 31, 1997.

    - Quarterly Reports on Form 10-Q of the Company for the quarters ended March 31, June 30 and September 30, 1998.

    These filings include important business and financial information which we are not delivering to you. You may request a copy of those filings, other than exhibits, at no cost, by contacting us at:

    Shareholder Relations

    Sierra Pacific Power Company

    6100 Neil Road

    P.O. Box 10100

    Reno, Nevada 89520-0400

    (702) 834-3616

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

    Certain matters discussed in this Prospectus Supplement, the accompanying Prospectus, or any document incorporated by reference herein or therein, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements relate to anticipated financial performance, management's plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions and other matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements in certain circumstances. The following discussion is intended to identify the forward-looking statements and certain factors that could cause future outcomes to differ materially from those set forth in the forward-looking statements.

    Forward-looking statements include the information concerning possible or assumed future results of operations of the Company and other statements identified by words such as "anticipate," "believe," "estimate," "expect," "intend," "plan" and "objective," and other similar expressions.

    Investors are cautioned not to place undue reliance on such forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors may affect the Company's operations, markets, products, services and prices. In addition to any assumptions and other factors referred to specifically in connection with such forward-looking statements, factors that could cause the Company's actual results to differ materially from those contemplated in any forward-looking statement include, among others, the following: (1) general economic and business conditions; (2) industry capacity;
(3) changes in technology; (4) changes in political, social and economic conditions; (5) regulatory matters; (6) regulatory delays or conditions imposed by regulatory bodies in approving the merger of the Company's parent, Sierra Pacific Resources, with Nevada Power Company (the "Merger") (see "Recent Developments--Merger of Sierra Pacific Resources and Nevada Power Company"); (7) integration of the operations of the Company and Nevada Power Company; (8) adverse regulatory treatment; (9) the ability of Nevada Power Company and the Company to implement and realize anticipated cost savings from the Merger; (10) the actual costs required to effect the Merger and to realize synergies and cost savings; (11) the loss of any significant customers; (12) changes in business strategy or development plans; (13) the speed and degree to which competition enters the electric utility industry; (14) state and federal legislative and regulatory initiatives that increase competition, affect cost and investment recovery and have an impact on rate structures; (15) industrial, commercial and residential growth in the service territory of the Company; (16) changes in the capital markets affecting the ability to finance capital requirements; (17) the weather and other natural phenomena; (18) the timing and extent of changes in commodity prices and interest rates; (19) the impact of Year 2000 issues on the operations of the Company; and (20) the other factors listed in the Company's Form 10-K or in other reports previously or hereafter filed with the SEC, which are incorporated by reference herein. Other factors and assumptions not identified above may also have been involved in the derivation of these forward-looking statements, and the failure of such other assumptions to be realized, as well as other factors, may also cause actual results to differ materially from those projected. The Company assumes no obligation to update such forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements.

                              RECENT DEVELOPMENTS

MERGER OF SIERRA PACIFIC RESOURCES AND NEVADA POWER COMPANY

    On April 29, 1998, Sierra Pacific Resources ("Resources"), the parent of the Company, announced the Merger with Nevada Power Company ("Nevada Power"), an electric utility headquartered in Las Vegas, Nevada. Under the terms of the Agreement and Plan of Merger, both Nevada Power and Resources will merge with wholly-owned merger subsidiaries of Resources, with each share of Resources Common Stock being converted into the right to receive either $37.55 in cash or
1.44 shares of Resources Common Stock, and each share of Nevada Power Common Stock being converted into the right to receive either $26.00 in cash or 1.00 shares of Resources Common Stock. After consummation of the Merger, the Company will remain a wholly-owned subsidiary of Resources and Nevada Power will be a sister wholly-owned subsidiary of Resources.

    The Agreement and Plan of Merger provides that, after effectiveness of the Merger, the corporate headquarters of Resources, together with the gas and water units of the Company, will remain in Reno, Nevada, while the principal executive offices of Nevada Power, together with the electric business unit of the Company, will be located in Las Vegas, Nevada. Resources' board of directors will consist of fourteen directors, half of whom will be designated by Resources and half of whom will be designated by Nevada Power. Malyn K. Malquist, the current Chairman, President and Chief Executive Officer of both Resources and the Company, will serve as President and Chief Operating Officer of Resources and President and Chief Executive Officer of the Company and of Nevada Power. Michael R. Niggli, Nevada Power's current President and Chief Operating Officer, will serve as Chairman and Chief Executive Officer of Resources and Chairman of both the Company and Nevada Power.

    The Merger is subject to certain customary closing conditions, including the receipt of required stockholder approvals of Resources and Nevada Power (which were received on October 9, 1998) and the receipt of all necessary governmental approvals and the making of all necessary governmental filings, including the approval of state utility regulators in Nevada, the approval of the Federal Energy Regulatory Commission ("FERC") under the Federal Power Act, the filing with the Department of Justice and the Federal Trade Commission under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the expiration of the applicable waiting period thereunder, and the approval of the SEC under Section 9(a)(2) of the Public Utility Holding Company Act of 1935, as amended.

    Additional information regarding the Merger is contained in Resources' Registration Statement on Form S-4 (file number 333-62895).

NEVADA LEGISLATIVE AND REGULATORY MATTERS

    The Nevada Legislature passed Assembly Bill 366 during the 1997 legislative session. This law provides for the restructuring of the electric utility industry in the State of Nevada. Listed below are the key issues addressed by the law:

    - Shareholders must be compensated fully for all costs determined by the Public Utilities Commission of Nevada ("PUCN") to be recoverable costs.

    - Customers may begin obtaining generation, aggregation and any other "potentially competitive services"(i.e., a component of electrical service which the PUCN determines to be suitable for purchase from alternative sellers) from an alternative seller no later than December 31, 1999.

    - All potentially competitive services are deemed to be competitive on October 1, 2001.

    - The vertically integrated electric utility will be designated, through an affiliate, to provide electric service to customers unable or unwilling to select an alternative seller.

    - Effective December 31, 1999, a vertically integrated electric utility may not provide "potentially competitive services" except through an affiliate.

    - Rates charged for residential service by the vertically integrated electric utility must not exceed the rate charged for that service on July 1, 1997, effective until two years after the date upon which the regulations for the pricing method for that service are repealed (though adjustments are permitted for just and reasonable cause).

    - All alternative sellers must obtain a license.

    Generation services were deemed to be "potentially competitive" under Assembly Bill 366. Consequently, after December 31, 1999, the Company will no longer be permitted to generate and sell electricity directly to its distribution customers but instead will be required to provide such service through an affiliate of the Company. Moreover, in connection with the Merger, both the Company and Nevada Power have indicated that they intend to sell their generation plant assets to one or more non-affiliated parties and to use the proceeds from such sales to invest in new transmission and distribution assets or used to reduce outstanding capital. Since substantially all of the Company's utility properties are subject to the lien of the Indenture of Mortgage dated as of December 1, 1940 (see "Description of Debt Securities-- Security; Pledge of First Mortgage Bonds" in the Prospectus), a sale of the Company's electric generation assets would require the release of those assets from the lien of the Mortgage Indenture. Such a release is conditioned on compliance with a number of requirements contained within the Mortgage Indenture. If such conditions are satisfied and a release occurs, the Company's current electric generation assets would cease to be collateral for the Mortgage Bonds, which are pledged as security for the Notes. As of September 30, 1998, the approximate book value of the Company's electric generation plant assets was $384.5 million. On that date, the Company had (i) $572.3 million in Mortgage Bonds outstanding, (ii) $956.0 million of unfunded additional property available either for the issuance of new Mortgage Bonds or for application to a release of property, and (iii) $263.3 million of retired Mortgage Bonds available either as a basis for issuance of new Mortgage Bonds or for application to a release of property.

    Since the passage of Assembly Bill 366, the PUCN has opened several dockets to investigate other issues relating to restructuring, including: what services in addition to generation will be considered to be "potentially competitive", licensing requirements, non-price terms and conditions for distribution service, market power, stranded costs, provider of last resort, unbundling the Company's costs into the eight unbundled services and delineating transmission and distribution facilities applying FERC's seven criteria outlined in its Order 888, rules for both electric and gas utilities related to sharing of corporate services, employee transfers between affiliates, non-discriminatory treatment of affiliates and non-affiliates, audits, sharing of name and logo and penalties for violation of these rules and, with respect to natural gas, unbundling of gas services, potentially competitive designation of services, licensing, and alternative plans of regulation. Various workshops have been held and working groups formed to explore these issues, and in some cases the PUCN has issued proposed rules and has held formal hearings. Since no final determination has been reached with respect to these issues, the Company cannot predict at this time what impact they will have, either individually or cumulatively, on the operations of the Company or on its financial performance. Further information regarding the status of these PUCN dockets is provided in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998, which is incorporated by reference into this Prospectus Supplement.

CALIFORNIA REGULATORY MATTERS

    In May 1997, the California Public Utilities Commission issued an order implementing portions of the California restructuring bill signed into law in September 1996. Beginning March 31, 1998, all investor-owned utilities, including the Company, were required to offer all customers direct access. Under the order, customers may choose to continue to take service from their incumbent utility at tariffed rates, purchase energy from marketers or contract directly with a generator. Further information regarding regulatory developments in California is provided in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998, which is incorporated by reference into this Prospectus Supplement.

                      RATIOS OF EARNINGS TO FIXED CHARGES

    The following table sets forth the ratios of earnings to fixed charges of the Company for each of the years 1993 through 1997 and the nine months ended September 30, 1998.

                                                          NINE MONTHS
               YEAR ENDED DECEMBER 31,                       ENDED
-----------------------------------------------------    SEPTEMBER 30,
  1993       1994       1995       1996       1997           1998
---------  ---------  ---------  ---------  ---------  -----------------
     2.89       3.05       3.48       3.13       2.99           3.02

    For the purpose of computing the Company's ratios of earnings to fixed charges, "earnings" represent the aggregate of net income, taxes on income and fixed charges (less capitalized interest and preference security dividend requirements of consolidated subsidiaries). The Company's earnings used in the calculation of the ratios of earnings to fixed charges include the allowance for funds used during construction. "Fixed charges" represent interest on short-term and long-term debt, the interest portion on capital leases amortization of bond premiums, discounts and expenses, one-third of rental expense on operating leases representing that portion of rental expense deemed to be attributable to interest, and the tax effected preference security dividend requirements of consolidated subsidiaries.

                              DESCRIPTION OF NOTES

    THE FOLLOWING DESCRIPTION OF THE PARTICULAR TERMS OF THE NOTES OFFERED HEREBY (REFERRED TO IN THE ACCOMPANYING PROSPECTUS DATED DECEMBER 20, 1996, AS THE "OFFERED SECURITIES") SUPPLEMENTS, AND TO THE EXTENT INCONSISTENT THEREWITH REPLACES, THE DESCRIPTION OF THE GENERAL TERMS AND PROVISIONS OF DEBT SECURITIES SET FORTH IN THE ACCOMPANYING PROSPECTUS, TO WHICH DESCRIPTION REFERENCE IS HEREBY MADE. SEE THE ACCOMPANYING PROSPECTUS FOR DEFINITIONS OF CERTAIN TERMS USED IN THIS PROSPECTUS SUPPLEMENT. THE FOLLOWING DESCRIPTION OF NOTES WILL APPLY TO SUCH NOTES OFFERED HEREBY, UNLESS OTHERWISE SPECIFIED IN A PRICING SUPPLEMENT.

GENERAL

    The Notes offered hereby will be issued in one or more tranches under the Collateral Trust Indenture, dated as of June 1, 1992, as supplemented (the "Indenture"), between the Company and Bankers Trust Company, as Trustee (the "Trustee"). The summary contained herein of certain provisions of the Notes does not purport to be complete and is qualified in its entirety by reference to the provisions of the Notes and the Indenture, which has been filed as an exhibit to the Registration Statement, of which the accompanying Prospectus is a part, to which exhibit reference is hereby made.

    The Notes constitute a single series of Debt Securities to be issued under the Indenture referred to in the accompanying Prospectus and initially will be limited to an aggregate initial offering price of $35,000,000 (or, if any Notes are to be Original Issue Discount Notes, such principal amount as initially shall result in an aggregate initial offering price equivalent to $35,000,000). In the event that the Company issues or sells other Debt Securities described in the Prospectus, the amount of the Notes offered hereby is subject to reduction as a result of such sales. See "SUPPLEMENTAL PLAN OF DISTRIBUTION." For a description of the rights attaching to different series or tranches of Securities under the Indenture, see "DESCRIPTION OF DEBT SECURITIES" in the Prospectus. Terms of the Notes may vary, and the terms of each Note will be specified in the Pricing Supplement relating thereto.

    Unless previously redeemed, a Note will mature nine months or more from its date of issue, as selected by the initial purchaser and agreed to by the Company as specified in the applicable Pricing Supplement.

    The Notes will be denominated in United States dollars and payments of principal of and premium, if any, and interest on the Notes will be made in United States dollars.

    The Notes will be issuable only in fully registered form. The authorized denominations of Notes will be $10,000 and integral multiples of $1,000 in excess thereof. The Notes will be represented by one or more Global Notes, as set forth in the applicable Pricing Supplement, registered in the name of the nominee of the Depositary. So long as the Depositary or its nominee is the registered owner of any Global Note, the Depositary or its nominee will be considered the sole owner or holder of the Book-Entry Note or Notes represented by such Global Note for all purposes under the Indenture and the Book-Entry Notes. See "Book-Entry Notes" below.

    Payments of interest and principal (and premium, if any) to Beneficial Owners (as defined below) of Book-Entry Notes are expected to be made in accordance with the Depositary's and its participants' procedures in effect from time to time as described below under "Book-Entry Notes."

    The Notes will be sold in individual issues of Notes having such interest rate, Stated Maturity and date of original issuance as shall be selected by the initial purchasers and agreed to by the Company. Each Note will bear interest at a fixed rate. See "Interest" below.

    The Notes may be issued as Original Issue Discount Notes. An Original Issue Discount Note is a Note which is issued at a price lower than the principal amount thereof and which provides that upon redemption or acceleration of the Maturity thereof an amount less than the principal thereof shall become due and payable. In the event of redemption or acceleration of the Maturity of an Original Issue Discount Note, the amount payable to the Holder of such Note upon such redemption or acceleration will be determined in accordance with the terms of the Note, but will be an amount less than the amount payable at the Stated Maturity of such Note. In addition, the Note issued at a discount may, for United States federal income tax purposes, be considered to be issued at an original issue discount rate, regardless of the amount payable upon redemption or acceleration of Maturity of such Note. See "CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES--Original Issue Discount" in this Prospectus Supplement.

    The applicable Pricing Supplement will indicate either that a Note cannot be redeemed prior to its Stated Maturity or that a Note will be redeemable at the option of the Company on or after a specified date prior to its Stated Maturity at a specified price or prices (which may include a premium), together with accrued interest to the date of redemption. See "Optional Redemption" below. In addition, the applicable Pricing Supplement will indicate either that the Company will not be obligated to redeem a Note pursuant to any sinking fund or analogous provisions or that the Company will be so obligated. If the Company will be so obligated, the applicable Pricing Supplement will indicate the period or periods within which and the price or prices at which the applicable Notes will be redeemed, in whole or in part, pursuant to such obligation and the other detailed terms and provisions of such obligation. Upon any redemption of the Designated Mortgage Bonds relating to any of the Notes that is required under the Mortgage Indenture in the event that all or substantially all of the electric properties of the Company are sold to or taken through the exercise of the right of eminent domain or the right to purchase by any municipal or governmental body or agency, the Company will redeem such Notes in an aggregate principal amount equal to the amount becoming due and payable on such Designated Mortgage Bonds, plus accrued interest.

    Unless otherwise specified in the applicable Pricing Supplement, payments of principal of and any premium and interest on any Note, other than Book-Entry Notes, will be made in immediately available funds at the Corporate Trust Office of Bankers Trust Company in the Borough of Manhattan, The City of New York, PROVIDED that such Note is presented to the Paying Agent in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures; except that at the option of the Company payment of interest (other than interest payable at Maturity) may be made by check mailed to the address of the Person entitled thereto as such address appears in the Security Register. If any interest payment is to be made by wire transfer, the Trustee must receive wire payment instructions from the Holder by the Regular Record Date for such interest payment. With respect to payments on Book-Entry Notes, see "Book-Entry Notes" below.

    The Notes, other than Book-Entry Notes, may be presented for registration of transfer or exchange at the Corporate Trust Office of Bankers Trust Company in the Borough of Manhattan, The City of New York. With respect to transfers of Book-Entry Notes and exchanges of permanent Global Notes representing Book-Entry Notes, see "Book-Entry Notes" below.

INTEREST

    Each interest-bearing Note will bear interest from and including the date of issue or from and including the most recent Interest Payment Date with respect to which interest on such Note has been paid or duly provided for at the fixed rate per annum, stated therein and in the applicable Pricing Supplement, until the principal thereof is paid or made available for payment. Interest will be payable generally to the Person (which, in the case of a permanent Global Note representing Book-Entry Notes, shall be the Depositary) in whose name a Note is registered at the close of business on the Regular Record Date next preceding each Interest Payment Date; PROVIDED, HOWEVER, that interest payable at Maturity will be payable to the Person (which, in the case of a permanent Global Note representing Book-Entry Notes, shall be the Depositary) to whom principal shall be payable. The first payment of interest on any Note originally issued between a Regular Record Date and an Interest Payment Date will be made on the second Interest

Payment Date following the Issue Date of such Note to the registered owner on the Regular Record Date immediately preceding such Interest Payment Date. With respect to payments of interest on Book-Entry Notes, see "Book-Entry Notes" below.

    Any payment required to be made in respect of a Note on a date that is not a Market Day for such Note need not be made on such date, but may be made on the next succeeding Market Day with the same force and effect as if made on such date, and no additional interest shall accrue as a result of such delayed payment. "Market Day" means any day that is not a Saturday or Sunday and that, in The City of New York, is not a day on which banking institutions generally are authorized or obligated by law or executive order to close.

    The Mortgage Bonds will bear interest in amounts sufficient to provide for the payment of interest on the Notes and will provide for payment of such interest at times corresponding to the Interest Payment Dates on the Notes. The Mortgage Bonds will also be redeemed at times and in amounts that correspond to the required payments of principal of and any premium on the Notes. Payments on the Notes will satisfy payment obligations on the underlying Mortgage Bonds relating thereto. See "DESCRIPTION OF DEBT SECURITIES--Security; Pledge of Mortgage Bonds" in the accompanying Prospectus.

    Interest rates and other variable terms of the Notes are subject to change by the Company from time to time, but no such change will affect any Note already issued or as to which an offer to purchase has been accepted by the Company. Interest rates offered by the Company with respect to the Notes may differ depending upon, among other things, the aggregate principal amount purchased in any single transaction.

    The applicable Pricing Supplement relating to a Note will designate a fixed rate of interest per annum payable on such Note. The Interest Payment Dates with respect to the Notes shall be February 1 and August 1 of each year and at Maturity, and the Regular Record Dates for such Notes shall be the January 17 and July 17 next preceding such Interest Payment Dates. Unless otherwise indicated in the applicable Pricing Supplement, interest payments for the Notes shall include the amount of interest accrued to, but excluding, the relevant Interest Payment Date or date of Maturity, as the case may be, and interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months.

BOOK-ENTRY NOTES

    Upon issuance, all Book-Entry Notes of like tenor and having the same date of issue will be represented by a single permanent Global Note. Each Global Note representing Book-Entry Notes will be deposited with, or on behalf of, The Depository Trust Company, as Depositary (the "Depositary"), located in the Borough of Manhattan, The City of New York, and will be registered in the name of the Depositary or a nominee of the Depositary. Except under the limited circumstances described below, Book-Entry Notes represented by a Global Note will not be exchangeable for, and will not otherwise be issuable as, Notes in definitive form. No Global Note described above may be transferred except by the Depositary for such Global Note to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary.

    A Global Note representing Book-Entry Notes is exchangeable for Notes registered in the name of a Holder other than the Depositary only if the Depositary notifies the Company that it is unwilling or unable to continue as Depositary or the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the Company in its sole discretion instructs the Trustee that such Global Note shall be so exchangeable or there shall have occurred and be continuing an Event of Default with respect to the Notes evidenced by such Global Note. Notes issued in exchange for a Global Note shall be registered in the name or names of such person or persons as the Depositary shall instruct the Trustee. It is expected that such instructions may be based upon directions received by the Depositary from its participants with respect to ownership of beneficial interests in such Global Note. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in such a Global Note.

    Except as provided above, owners of beneficial interests in such Global Note will not be entitled to receive physical delivery of Notes in definitive form and will not be considered the Holders thereof for any purpose under the Indenture, and no Global Note representing Book-Entry Notes shall be exchangeable, except for another Global Note of like denomination and tenor to be registered in the name of the Depositary or its nominee. Accordingly, each person owning a beneficial interest in such Global Note must rely on the procedures of the Depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a Holder under the Indenture. The Indenture provides that the Depositary, as a Holder, may appoint agents and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a Holder is entitled to give or take under the Indenture. The Company understands that under existing industry practices, in the event that the Company requests any action of Holders or an owner of a beneficial interest in such Global Note desires to give or take any action that a Holder is entitled to give or take under the Indenture, the Depositary would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

    The following is based solely on information furnished by the Depositary:

1. The Depositary will act as securities depositary for the Book-Entry Notes. The Book-Entry Notes will be issued as fully-registered securities registered in the name of Cede & Co. (the Depositary's partnership nominee). One fully-registered Global Note will be issued for each issue of the Book-Entry Notes, each in the aggregate principal amount of such issue, and will be deposited with the Depositary.

2. The Depositary is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depositary holds securities that its participants ("Participants") deposit with the Depositary. The Depositary also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants of the Depositary ("Direct Participants") include securities brokers and dealers (including the Agents), banks, trust companies, clearing corporations and certain other organizations. The Depositary is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the Depositary's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to the Depositary and its Participants are on file with the Securities and Exchange Commission.

3. Purchases of Book-Entry Notes under the Depositary's system must be made by or through Direct Participants, which will receive a credit for the Book-Entry Notes on the Depositary's records. The ownership interest of each actual purchaser of each Book-Entry Note represented by a Global Note ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from the Depositary of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Book-Entry

    Notes are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in any Book-Entry Notes, except in the event that use of the book-entry system for one or more Book-Entry Notes is discontinued.

4. To facilitate subsequent transfers, all beneficial interests in Global Notes deposited by Participants with the Depositary are registered in the name of the Depositary's partnership nominee, Cede & Co. The deposit of Global Notes with, or on behalf of, the Depositary and their registration in the name of Cede & Co. effect no change in beneficial ownership. The Depositary has no knowledge of the actual Beneficial Owners of Book-Entry Notes; the Depositary's records reflect only the identity of the Direct Participants to whose accounts such Book-Entry Notes are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

5. Conveyance of notices and other communications by the Depositary to Direct Participants, by Direct Participants to Indirect Participants and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

6. If applicable, redemption notices shall be sent to Cede & Co. If less than all of the Book-Entry Notes of like tenor and terms are being redeemed, the Depositary's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

7. Neither the Depositary nor Cede & Co. will consent or vote with respect to Book-Entry Notes. Under its usual procedures, the Depositary mails an "Omnibus Proxy" to the Company as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Book-Entry Notes are credited on the record date (identified in a listing attached to the Omnibus Proxy).

8. Principal, premium, if any, and interest payments on the Book-Entry Notes will be made to the Depositary. The Depositary's practice is to credit Direct Participants' accounts on the applicable payment date in accordance with their respective holdings shown on the Depositary's records unless the Depositary has reason to believe that it will not receive payment on such date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of the Depositary, the Trustee, the Agents or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to the Depositary is the responsibility of the Company and (to the extent the Trustee receives funds from the Company) the Trustee, disbursement of such payments to Direct Participants shall be the responsibility of the Depositary, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct and Indirect Participants.

9. A Beneficial Owner shall give notice of any option to elect to have its Book-Entry Notes repaid by the Company, through its Participant, to the Trustee, and shall effect delivery of such Book-Entry Notes by causing the Direct Participant to transfer the Participant's interest in the Global Note or Notes representing such Book-Entry Notes, on the Depositary's records, to the Trustee. The requirement for physical delivery of Book-Entry Notes in connection with a demand for repayment will be deemed satisfied when the ownership rights in the Global Note or Notes representing such Book-Entry Notes are transferred by Direct Participants on the Depositary's records.

10. The Depositary may discontinue providing its services as securities depositary with respect to the Book-Entry Notes at any time by giving reasonable notice to the Company and the Trustee. Under such circumstances, in the event that a successor securities depositary is not obtained, Notes in certificated form are required to be delivered in exchange for the Book-Entry Notes represented by the Global Notes held by the Depository.

11. The Company may decide to discontinue use of the system of book-entry transfers through the Depositary (or a successor securities depositary). In that event, Notes in certificated form will be delivered in exchange for the Book-Entry Notes represented by the Global Notes held by the Depository.

    The Depositary is aware that some computer applications, systems, and the like for processing data ("Systems") that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter "Year 2000 problems." The Depositary has informed its Direct Participants and other members of the financial community (the "Industry") that it has developed and is implementing a program so that its Systems, as the same relate to the timely payment of distributions (including principal and income payments) to securityholders, book-entry deliveries, and settlement of trades within the Depositary, continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, the Depositary's plan includes a testing phase, which is expected to be completed within appropriate time frames.

    However, the Depositary's ability to perform properly its services is also dependent upon other parties, including but not limited to issuers and their agents, as well as third party vendors from whom the Depositary licenses soft and hardware, and third party vendors on whom it relies for information and the provision of services, including telecommunication and electrical utility services providers, among others. The Depositary has informed the Industry that it is contacting (and will continue to contact) third party vendors from whom the Depositary acquires services to: (i) impress upon them the importance of such services being Year 2000 compliant; and (ii) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, the Depositary is in the process of developing such contingency plans as it deems appropriate.

    According to the Depositary, the foregoing information with respect to the Depositary has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

    The information in this section concerning the Depository and the Depository's system has been provided by sources that the Company believes to be reliable, but neither the Company, the Trustee nor any Agent takes any responsibility for the accuracy thereof.

    The Agents are Direct Participants of the Depositary.

    NONE OF THE COMPANY, THE TRUSTEE OR ANY AGENT FOR PAYMENT ON OR REGISTRATION OF TRANSFER OR EXCHANGE OF ANY GLOBAL NOTE WILL HAVE ANY RESPONSIBILITY OR LIABILITY FOR ANY ASPECT OF THE RECORDS OF THE DEPOSITARY RELATING TO, OR PAYMENTS BY THE DEPOSITARY MADE ON ACCOUNT OF, BENEFICIAL INTERESTS IN SUCH GLOBAL NOTE OR FOR MAINTAINING, SUPERVISING OR REVIEWING ANY RECORDS OF THE DEPOSITARY RELATING TO SUCH BENEFICIAL INTERESTS.

OPTIONAL REDEMPTION

    If one or more Redemption Dates (or range of Redemption Dates) is specified in the applicable Pricing Supplement, the Notes described therein will be subject to redemption, in whole or in part, as specified in such Pricing Supplement, on any such date (or during any such range of dates) at the option of the Company upon not less than 30 days' nor more than 60 days' notice, at the Redemption Price or Prices specified in the applicable Pricing Supplement, together with unpaid interest accrued thereon to the Redemption Date; PROVIDED, HOWEVER, that interest installments due prior to the date fixed for redemption will be payable to the Holder of record at the close of business on the Regular Record Date. If less than the entire principal amount of a Note is redeemed, the principal amount of such Note that remains outstanding after such redemption shall not be less than the minimum denomination of such Note.

             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

    The following summary describes certain United States federal income tax considerations that may be relevant to a holder of a Note who is subject to United States federal income taxation on a net income basis in respect of a Note (an "Owner"). This summary deals only with Owners who will hold Notes as capital assets and does not address tax considerations applicable to investors that may be subject to special tax rules, such as banks, insurance companies, or dealers in securities, or persons who will hold Notes as a position in a "straddle" for tax purposes.

    This summary is based on laws, existing and proposed regulations, administrative rules, and judicial decisions as of the date hereof, all of which are subject to change. Prospective investors should consult their own tax advisors in determining the tax consequences to them of holding Notes, including the application to their particular situation of the federal income tax considerations discussed below, as well as the application of state, local or other tax laws and prospects for enactment of future tax legislation or regulations.

PAYMENTS OF INTEREST

    Payments of interest on a Note (other than a "Discount Note" as defined below) will generally be taxable to an Owner as ordinary interest income at the time such payments are accrued or are received, in accordance with the Owner's method of federal income tax accounting.

ORIGINAL ISSUE DISCOUNT

    A Note may be issued for an amount that is less than its stated redemption price at Stated Maturity. The difference between a Note's stated redemption price at Stated Maturity and its issue price will be treated as "original issue discount" if such difference exceeds 0.25 percent of the stated redemption price at Stated Maturity multiplied by the number of full years to maturity ("OID"). (Notes issued with OID shall be referred to as "Discount Notes.") For this purpose, a Note's stated redemption price at Stated Maturity includes all payments to be made other than payments of "qualified stated interest" (generally, interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) on the outstanding principal amount at a fixed rate or at a qualifying variable rate at least annually). Notice will be given in the applicable Pricing Supplement thereto when the Company determines that a particular Note will be a Discount Note.

    Owners of Discount Notes should be aware that they must, in general, (i) include any payments of qualified stated interest in income at the time such payments are accrued or received (in accordance with the owner's regular method of tax accounting), and (ii) include OID income in advance of the receipt of some or all of the related cash payments. With respect to Discount Notes having a term in excess of one year, the OID will be included in income currently as interest as it accrues over the life of the Note under a formula based upon the compounding of interest at a rate that provides for a constant yield to maturity. Accrued OID must be included in income by subsequent as well as original owners of Discount Notes. See "Premium and Market Discount" below.

    In general, the amount of original issue discount included in income by the original owner of Discount Note is the sum of the daily portions of OID with respect to such Discount Note for each day during the taxable year (or portion of the taxable year) on which such owner held such Discount Note. The "daily portion" of OID on any Discount Note is determined by allocating to each day in any accrual period a ratable portion of the OID allocable to that accrual period. An "accrual period" may be of any length and the accrual periods may vary in length over the term of the Discount Note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs either on the final day of an accrual period or on the first day of an accrual period. The amount of OID allocable to each accrual period is generally equal to the difference between (i) the product of the Discount Note's adjusted issue price at the beginning of such accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and appropriately adjusted to take into account the length of the particular accrual period) and (ii) the amount of any qualified stated interest payments allocable to such accrual period. The "adjusted issue price" of Discount Note at the beginning of any accrual period is the sum of the issue price of the Discount Note plus the amount of OID allocable to all prior accrual periods minus the amount of any prior payments on the Discount Note that were not qualified stated interest payments.

    In certain cases, where interest payments do not constitute qualified stated interest under the applicable Treasury regulations, Notes that bear interest from a non-tax standpoint may be deemed instead to bear OID for federal income tax purposes. Treasury regulations would characterize Notes as Discount Notes if, for example, such Notes provide for teaser rates, interest holidays, or other interest short-falls resulting in more than a DE MINIMIS amount of OID, or bear interest pursuant to an interest rate formula subject to a cap, floor, or similar interest rate limitation that is reasonably expected, as of the date of issue, to cause the interest rate for one or more accrual periods to be significantly higher or lower (as the case may be) than the overall expected return on the Note determined without such cap, floor or other limitation. Accordingly, Owners, including Owners who use the cash method of accounting for federal income tax purposes, would be required to report interest in respect of such a Note under the method described above for Discount Notes. Holders should consult their own tax advisors as to whether Notes will be considered to have been issued with OID under such circumstances and as to the effect thereof on their particular situations.

    Treasury Regulations provide an election for an Owner which uses the accrual method to treat all interest on a Discount Note as OID which accrues on a constant yield basis. Owners and prospective investors should consult their tax advisors regarding the availability and tax consequences of this election. The Company will provide annual information statements to the holders of Discount Notes and to the Internal Revenue Service regarding the amount of OID determined to be attributable to such Discount Notes for that year. Prospective investors are advised to consult their tax advisers with respect to the particular OID characteristics of any Discount Note and with respect to any available elections that could affect the Federal income tax consequences of holding Discount Notes.

SHORT-TERM NOTES

    Debt Securities having a term of one year or less ("Short-Term Notes") will be treated as having been issued with OID. Such OID is included in income currently either on a straight-line basis or, if the Owner so elects, under the constant-yield method used generally for OID. However, certain categories of Owners (generally individuals or other taxpayers who use the cash method of accounting for federal income tax purposes) are not required to include accrued OID on Short-Term Notes in their income currently unless they elect to do so. If such an Owner that does not elect to currently include OID in income subsequently recognizes a gain upon the disposition of the Note, such gain may be treated as ordinary interest income to the extent of the accrued OID. Furthermore, such an Owner of Short-Term Notes may be required to defer deductions for a portion of the Owner's interest expenses with respect to any indebtedness incurred or maintained to purchase or carry such a Note. In the case of Owners that are required to include OID on Short-Term Notes in income currently, the amount of accrued OID included in income will be added to the Owner's tax basis in the Note.

BASIS, SALE, EXCHANGE AND RETIREMENT

    In general, an Owner's tax basis in a Note will equal the Owner's cost for the Note, increased by any amounts includible in income by the Owner as OID or market discount (as described below) and reduced by any amortized acquisition premium (as described below) and any payments other than qualified stated interest payments made on such Note. Upon the sale, exchange or retirement of a Note, an Owner will recognize gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (less any accrued qualified periodic interest not previously taken into account, which will be taxable as such) and the owner's tax basis in the Note, except with respect to certain Short-Term Notes. See "Short-Term Notes" above. Except as discussed below with respect to market discount, gain or loss recognized by an owner on the sale, exchange or retirement of a Note will be long-term capital gain or loss if the owner has held the Note for more than one year at the time of disposition. In the case of individuals, capital gains are currently taxed at a maximum marginal federal income tax rate of 20% while ordinary income is subject to a maximum marginal federal income tax rate of 39.6%. In the case of corporations, the maximum marginal federal income tax rate is 35% for both ordinary income and capital gains. The distinction between capital gain or loss and ordinary income or loss is also relevant for purposes of limitations on the deductibility of capital losses and for determining the allowance for charitable deductions.

PREMIUM AND MARKET DISCOUNT

    If an Owner purchases a Note for an amount that is greater than the sum of all amounts payable on the Note after the purchase date, other than payments of qualified stated interest, such Owner will be considered to have purchased the Note with "amortizable bond premium" equal in amount to such excess. An Owner may elect to amortize such premium using a constant yield method over the remaining term of the Note and may offset interest or OID otherwise required to be included in respect of the Note during any taxable year by the amortized amount of such excess for the taxable year. However, if the Note may be optionally redeemed after the Owner acquires it at a price in excess of its stated redemption price at maturity, special rules would apply which could result in a deferral of the amortization of some bond premium until later in the term of the Note. Any election to amortize bond premium applies to all taxable debt instruments acquired by the Owner on or after the first day of the first taxable year to which such election applies and may be revoked only with the consent of the Internal Revenue Service.

    If an Owner purchases a Note or a Discount Note for an amount that is less than, respectively, its stated redemption price at Stated Maturity or its revised issue price (defined as the sum of the issue price of a Discount Note and the aggregate amount of OID includible, disregarding any reduction on account of acquisition premium, as discussed above, in the gross income of all owners of the Discount Note), the amount of the difference generally will be treated as "market discount" for federal income tax purposes, unless such difference is less than a specified DE MINIMIS amount. Under the market discount rules, an Owner will be required to treat any principal payment (or in the case of a Discount Note, any payment that does not constitute qualified stated interest) on, or any gain on the sale, exchange, retirement or other disposition of, a Note as ordinary income to the extent of the lesser of (i) the amount of such payment or realized gain or (ii) the market discount that has accrued (and has not previously been included in income) during the period such Owner held the Note. In addition, the Owner may be required to defer, until the maturity of the Note or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness incurred or continued to purchase or carry such Note.

    Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the Note, unless the Owner elects to accrue on a constant interest basis. An Owner of a Note may elect to include market discount in income currently as it accrues (on either a ratable or a constant interest basis with a corresponding increase in the Owner's tax basis in the Note), in which case the rule described above regarding deferral of interest deductions will not apply. This election to include currently, once made, applies to all market discount obligations acquired on or after the first taxable year to which the election applies and may not be revoked without the consent of the Internal Revenue Service.

BACKUP WITHHOLDING

    In general, if a holder fails to furnish a correct taxpayer identification number or certification of exempt status, fails to report dividend and interest income in full, or fails to certify that he has provided a correct taxpayer identification number and that he is not subject to withholding, the Company may withhold a 31 percent federal backup withholding tax on certain amounts paid or deemed paid (including OID) to the holder. An individual's taxpayer identification number is his social security number. The backup withholding tax is not an additional tax and may be credited against a holder's regular federal income tax liability or refunded by the Internal Revenue Service where applicable.

    In addition, upon the sale of a Note to (or through) a broker, the broker must withhold 31% of the entire purchase price, unless either (i) the broker determines that the seller is a corporation or other exempt recipient or (ii) the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. seller, certifies the non-U.S. status of such seller (and certain other conditions are met). Such a sale must also be reported by the broker to the Internal Revenue Service, unless either (i) the broker determines that the seller is an exempt recipient or (ii) the seller certifies its non-U.S. status (and certain other conditions are met). Certification of the registered owner's non-U.S. status would be made normally on an IRS Form W-8 under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence.

                       SUPPLEMENTAL PLAN OF DISTRIBUTION

    The Notes are being offered on a continuing basis for sale by the Company to or through Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and A.G. Edwards & Sons, Inc. (the "Agents"). The Agents, individually or in a syndicate, may purchase Notes, as principal, from the Company from time to time for resale to investors and other purchasers at varying prices relating to prevailing market prices at the time of resale as determined by the applicable Agent or, if so specified in the applicable Pricing Supplement, for resale at a fixed offering price. If agreed to by the Company and an Agent, such Agent may also utilize its reasonable efforts on an agency basis to solicit offers to purchase the Notes at 100% of the principal amount thereof, unless otherwise specified in the applicable Pricing Supplement. The Company will pay a commission to an Agent, ranging from .125% to .750% of the principal amount of each Note, depending upon its stated maturity, sold through such Agent as an agent of the Company. Commissions with respect to Notes with a Stated Maturity in excess of 30 years that are sold through an Agent as an agent of the Company will be negotiated between the Company and such Agent at the time of such sale.

    Unless otherwise specified in the applicable Pricing Supplement, any Note sold to an Agent as principal will be purchased by such Agent at a price equal to 100% of the principal amount thereof less a percentage of the principal amount equal to the commission applicable to an agency sale of a Note of identical maturity. An Agent may sell Notes it has purchased from the Company as principal to certain dealers less a concession equal to all or any portion of the discount received in connection with such purchase. Such Agent may allow, and such dealers may reallow, a discount to certain other dealers. After the initial offering of Notes, the offering price (in the case of Notes to be resold on a fixed offering price basis), the concession and the reallowance may be changed.

    The Company reserves the right to withdraw, cancel or modify the offer made hereby without notice and may reject offers in whole or in part (whether placed directly with the Company or through an Agent). Each Agent will have the right, in its discretion reasonably exercised, to reject in whole or in part any offer to purchase Notes received by it on an agency basis.

    Unless otherwise specified in the applicable Pricing Supplement, payment of the purchase price of the Notes will be required to be made in immediately available funds in The City of New York on the date of settlement. See "DESCRIPTION OF NOTES--General."

    Upon issuance, the Notes will not have an established trading market. The Notes will not be listed on any securities exchange. The Agents may from time to time purchase and sell Notes in the secondary market, but the Agents are not obligated to do so, and there can be no assurance that there will be a secondary market for the Notes or that there will be liquidity in the secondary market if one develops.

From time to time, the Agents may make a market in the Notes, but the Agents are not obligated to do so and may discontinue any marketmaking activity at any time.

    In connection with an offering of Notes purchased by one or more Agents as principal on a fixed offering price basis, such Agent(s) will be permitted to engage in certain transactions that stabilize the price of Notes. Such transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of Notes. If the Agent creates or the Agents create, as the case may be, a short position in Notes, i.e., if it sells or they sell Notes in an aggregate principal amount exceeding that set forth in the applicable Pricing Supplement, such Agent(s) may reduce that short position by purchasing Notes in the open market. In general, purchases of Notes for the purpose of stabilization or to reduce a short position could cause the price of Notes to be higher than it might be in the absence of such purchases.

    Neither the Company nor any of the Agents makes any representation or prediction as to the direction or magnitude of any effect that the transactions described in the immediately preceding paragraph may have on the price of Notes. In addition, neither the Company nor any of the Agents makes any representation that the Agents will engage in any such transactions or that such transactions, once commenced, will not be discontinued without notice.

    The Agents may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). The Company has agreed to indemnify the Agents against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Agents may be required to make in respect thereof. The Company has agreed to reimburse the Agents for certain other expenses.

    In the ordinary course of its business, the Agents and their affiliates have engaged and may in the future engage in investment and commercial banking transactions with the Company and certain of its affiliates.

    From time to time, the Company may issue and sell other Debt Securities described in the accompanying Prospectus, and the amount of Notes offered hereby is subject to reduction as a result of such sales.

                               VALIDITY OF NOTES

    The validity of the Notes will be passed upon for the Company by Choate, Hall & Stewart (a partnership including professional corporations), Boston, Massachusetts, and for the Agents by Ropes & Gray, Boston, Massachusetts. Choate, Hall & Stewart and Ropes & Gray will rely as to all matters of Nevada law upon the opinion of Woodburn and Wedge, Reno, Nevada and as to all matters of California law upon the opinion of Orrick, Herrington & Sutcliffe LLP, San Francisco, California. The opinions of Choate, Hall & Stewart, Woodburn and Wedge, Orrick, Herrington & Sutcliffe LLP and Ropes & Gray will be conditioned upon, and subject to certain assumptions regarding, future action required to be taken by the Company and the Trustee in connection with the issuance and sale of any particular Note, the specific terms of Notes and other matters which may affect the validity of Notes but which cannot be ascertained on the date of such opinions.

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